Exhibit 3.148

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Certificate of Amendment-Domestic

(15 Pa.C.S.)

XX	Limited Partnership (§ 8512)
Limited Liability Company (§ 8951)

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Fee:  $70

In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership/Organization, hereby certifies that:

1. The name of the limited partnership/limited liability company is:
Gigliotti Surrey Hill Associates, Inc.

2. The date of filing of the original Certificate of Limited Partnership/Organization: July 13, 2004

3. Check, and if appropriate complete, one of the following:
☐ The amendment adopted by the limited partnership/limited liability company, set forth in full, is as follows:

☒ The amendment adopted by the limited partnership/limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4. Check, and if appropriate complete, one of the following:
☒ The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

☐ The amendment shall be effective on: at . Date Hour

DSCB: 15-8512/8951-2

5. Check if the amendment restates the Certificate of Limited Partnership/Organization:
☐ The restated Certificate of Limited Partnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has caused this Certificate of Amendment to be executed this 27th day of January, 2006.

Gigliotti Surrey Hill Associates, L.P.
Name of Limited Partnership/Limited Liability Company

Signature

Mark J. Warshauer, VP of Gigliotti Surrey Hill Associates, Inc.
Title
(Former name of General Partner)

Mark J. Warshauer, VP of Toll PA III GP Corp. (New name of General Partner)

EXHIBIT A

CERTIFICATE OF AMENDMENT – DOMESTIC

1.	The name of the limited partnership is Toll PA XII, L.P.

2.	The address of the limited partnership’s registered office in this Commonwealth is 250 Gibraltar Road, Horsham, Montgomery County, PA 19044.

3.	The name and business address of the general partner of the partnership is Toll PA III GP Corp., 250 Gibraltar Road, Horsham, PA 19044.